UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
February 10, 2005

Heartland Bancshares, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Indiana
(State or Other Jurisdiction of Incorporation)

333-32245 (Commission File Number) 420 North Morton Street, Franklin, Indiana (Address of Principal Executive Offices)	35-2017085 (IRS Employer Identification No.) 46131 (Zip Code)

(317) 738-3915
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 31, 2004, Heartland Bancshares, Inc. (“Heartland”) and Blue River Bancshares, Inc. (“Blue River”) entered into an Agreement of Affiliation and Merger (the “Merger Agreement”) that provided for Heartland to merge with and into Blue River. The banking subsidiaries of Heartland and Blue River, Heartland Community Bank and Shelby County Bank, respectively, also agreed to merge their operations pursuant to the Merger Agreement.

In connection with the Merger Agreement, Blue River and Heartland also entered into reciprocal option agreements providing the other party with an option to purchase up to 19.9% of its then outstanding common stock in certain events.

Effective February 10, 2005, Heartland and Blue River mutually terminated the Merger Agreement and the mergers. This decision was reached after it became apparent that approval of the transaction by the Board of Governors of the Federal Reserve System would not be received prior to June 30, 2005, which is the date beyond which either party could unilaterally terminate the merger agreement without cause. As a result, the transaction either needed to be restructured or the time period in which to complete the transaction needed to be extended. Heartland’s board of directors determined to terminate the Merger Agreement. As a result of Heartland’s decision, Blue River’s board of directors determined to mutually agree with Heartland to terminate the Merger Agreement.

Heartland and Blue River executed a Termination Agreement effective February 10, 2005 with respect to the Merger Agreement and the mergers contemplated thereby, the reciprocal stock option agreements, and other immaterial agreements incident thereto. A copy of the Termination Agreement is attached hereto as Exhibit 10.01 and is incorporated herein by reference. Under the Termination Agreement, Heartland no longer has any obligation to Blue River under the Merger Agreement or the stock option agreements or other incidental agreements terminated by the Termination Agreement, except to pay its own expenses, abide by certain confidentiality provisions specified therein, and settle with Blue River as to the joint payment or reimbursement of certain accounting fees and expenses that were agreed to be split between the parties.

A certain confidentiality agreement between Heartland and Blue River and certain shareholders of Blue River that was executed prior to the Merger Agreement remains in place, under which, in general, the parties are obligated not to acquire voting securities of the other, to make shareholder proposals or to solicit proxies or otherwise to seek to influence control of the other, or to solicit the employment of employees of the other, through April 2007.

ITEM 1.02.    TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated in its entirety in this Item 1.02.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

(c)        EXHIBITS

10.01	Termination Agreement, dated February 10, 2005, by and among Blue River Bancshares, Inc., Shelby County Bank, Heartland Bancshares, Inc. and Heartland Community Bank.

10.02
Agreement of Affiliation and Merger, dated August 31, 2004, by and among Blue River Bancshares, Inc., Shelby County Bank, Heartland Bancshares, Inc. and Heartland Community Bank (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Blue River Bancshares, Inc. (File No. 000-24501), on September 1, 2004).

10.03
Stock Option Agreement, dated August 31, 2004, between Blue River Bancshares, Inc. and Heartland Bancshares, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Blue River Bancshares, Inc. (File No. 000-24501), on September 7, 2004).

10.04
Stock Option Agreement, dated August 31, 2004, between Heartland Bancshares, Inc. and Blue River Bancshares, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Registrant on September 7, 2004).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2005	HEARTLAND BANCSHARES, INC. By: /s/ Steven L. Bechman Steven L. Bechman, President

INDEX TO EXHIBITS

Exhibit No.	Description

10.01	Termination Agreement, dated February 10, 2005, by and among Blue River Bancshares, Inc., Shelby County Bank, Heartland Bancshares, Inc. and Heartland Community Bank.

10.02
Agreement of Affiliation and Merger, dated August 31, 2004, by and among Blue River Bancshares, Inc., Shelby County Bank, Heartland Bancshares, Inc. and Heartland Community Bank (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Blue River Bancshares, Inc. (File No. 000-24501), on September 1, 2004).

10.03
Stock Option Agreement, dated August 31, 2004, between Blue River Bancshares, Inc. and Heartland Bancshares, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Blue River Bancshares, Inc. (File No. 000-24501), on September 7, 2004).

10.04
Stock Option Agreement, dated August 31, 2004, between Heartland Bancshares, Inc. and Blue River Bancshares, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Registrant on September 7, 2004).